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Exhibit 5

[WALLER LANSDEN DORTCH & DAVIS, LLP LETTERHEAD]

May 1, 2014

CAPSTONE TURBINE CORPORATION
21211 Nordhoff Street
Chatsworth, CA 91311

  Re:
  Registration Statement on Form S-3 (No. 333-179334)

Ladies and Gentlemen:

        We have acted as counsel to Capstone Turbine Corporation, a Delaware corporation (the "Company"), in connection with the public offering by the Company of 18,825,000 shares of the Company's common stock, $0.001 par value per share (the "Shares"). The Shares have been registered pursuant to a Registration Statement on Form S-3 (Registration Number 333-179334) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), and a related prospectus, dated as of April 16, 2012 (the "Prospectus"), and a prospectus supplement, dated as of May 1, 2014 (the "Prospectus Supplement"). The Shares are to be issued pursuant to the Underwriting Agreement, dated as of May 1, 2014 (the "Underwriting Agreement"), with Cowen and Company, LLC, FBR Capital Markets & Co. and Craig-Hallum Capital Group LLC, as the co-underwriters.

        In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary and appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

        Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms described in the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement. We also consent to the reference to this firm under the caption "Legal Matters" in the Prospectus and the Prospectus Supplement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,
/s/ Waller Lansden Dortch & Davis, LLP

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  Exhibit 5